UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 31, 2012

CONVERTED ORGANICS INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33304	204075963
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7A Commercial Wharf West, BOSTON, Massachusetts		02110
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-624-0111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Converted Organics Inc. (the "Company") has received notice that a complaint has been filed in the United States District Court for the District of Massachusetts, captioned Aboriginal Import Export, Ltd. and Nicholas G. Brusatore (the "plaintiffs") v. TerraSphere Systems LLC, Converted Organics, Inc., William A. Gildea, Edward Gildea, Mark C. Gildea, and TerraSphere, Inc. (the "defendants"). The allegations in the complaint relate to the Company’s acquisition of TerraSphere Systems, LLC in November 2010. The complaint alleges that the individual defendants breached their fiduciary duties in agreeing to the acquisition, and made misrepresentations and material omissions to the plaintiffs in connection with the plaintiffs agreeing to the acquisition, which plaintiffs allege constitute fraud in the inducement. The plaintiffs are also challenging the restrictive covenant included in the acquisition agreement regarding the ability of the controlling sellers of TerraSphere Systems, LLC to compete with the Company for a period of five years. The plaintiffs have demanded monetary damages in an amount to be determined at trial, rescission of the acquisition transaction or monetary damages in an amount equal to the value of the plaintiffs’ interest in TerraSphere Systems, LLC, and a declaration that the restrictive covenant is void and unenforceable. The plaintiffs further alleged that the actions of the defendants constitute an unfair trade practice pursuant to Massachusetts law, and are therefore subject to treble damages. The plaintiffs have also made a books and records demand on the Company. This matter is in the earliest stages of its proceedings.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERTED ORGANICS INC.

February 2, 2012	By:	Edward Gildea

Name: Edward Gildea
Title: President